June 2, 2009

BlackRock Legacy Large Cap Growth Portfolio

Metropolitan Series Fund, Inc.

501 Boylston Street

Boston, Massachusetts 02116

FI Large Cap Portfolio

Metropolitan Series Fund, Inc.

501 Boylston Street

Boston, Massachusetts 02116

Ladies and Gentlemen:

We hereby consent to the filing, as an exhibit to your Post-Effective Amendment No. 1 to your Registration Statement on Form N-14 (File No. 333-155484), of our opinion, dated May 1, 2009, addressed to you as to certain tax matters related to the acquisition of the assets of FI Large Cap Portfolio by BlackRock Legacy Large Cap Growth Portfolio.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP